UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  March 22, 2012

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Plug Power Inc. (the “Company”) is filing this Current Report on Form 8-K to provide unaudited summary financial information as of December 31, 2011 and for the quarter and year ended December 31, 2011.  The financial information below was furnished by the Company on a Current Report on Form 8-K filed on March 8, 2012.  The financial data contained in this Form 8-K are estimates and are subject to the completion of the audit of the Company’s financial statements for the year ended December 31, 2011.  Actual results may vary from those contained in this Form 8-K.  The Company’s audited financial statements for the year ended December 31, 2011 will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and will supersede the unaudited summary financial information contained in this Form 8-K.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(Unaudited)
December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$13,857
Accounts receivable	13,389
Inventory	10,355
Prepaid expenses and other current assets	1,894
Total current assets	39,495
Property, plant and equipment, net	8,687
Intangible assets, net	7,474
Total assets	$55,656
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,669
Accrued expenses	3,173
Product warranty reserve	1,211
Borrowings under line of credit	5,405
Deferred revenue	5,542
Other current liabilities	80
Total current liabilities	20,080
Common stock warrant liability	5,321
Other liabilities	1,219
Total liabilities	26,620
Stockholders' equity	29,036

Total liabilities and stockholders' equity	$55,656

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	Three months ended	Twelve months ended
	December 31, 2011	December 31, 2011
Revenue
Product and service revenue	$11,296	$23,223
Research and development contract revenue	544	3,886
Licensed technology revenue	27	517
Total revenue	11,867	27,626
Cost of revenue and expenses
Cost of product and service revenue	11,482	30,669
Cost of research and development contract revenue	726	6,232
Research and development expense	2,008	5,656
Selling, general and administrative expense	3,495	14,546
Gain on sale of assets	-	(673)
Amortization of intangible assets	568	2,323
Operating loss	(6,412)	(31,127)
Interest and other income and net realized losses from
available-for-sale securities	27	248
Change in fair value of warrant liability	(758)	3,447
Interest and other expense and foreign currency gain (loss)	(25)	(22)
Net loss	$(7,168)	$(27,454)
Loss per share: Basic and diluted	$(0.32)	$(1.46)
Weighted average number of common shares outstanding *	22,743,388	18,778,066
* - Share information for the prior periods has been retroactively adjusted to reflect the May 19, 2011 one-for-ten reverse stock split of the Company's common stock.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(Unaudited)
Twelve months ended
December 31, 2011
Cash Flows From Operating Activities:
Net loss	$(27,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,132
Amortization of intangible asset	2,323
Loss on disposal of property, plant and equipment	309
Stock-based compensation	1,452
Gain on sale of leased assets	(673)
Realized loss on available for sale securities	22
Change in fair value of warrant liability	(3,447)
Changes in assets and liabilities:
Accounts receivable	(9,193)
Inventory	1,438
Prepaid expenses and other current assets	(310)
Accounts payable, accrued expenses, product warranty
reserve and other liabilities	(1,101)
Deferred revenue	1,192
Net cash used in operating activities	(33,310)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,326)
Proceeds from the sale of leased assets	673
Restricted cash	525
Proceeds from disposal of property, plant and equipment	47
Proceeds from maturities and sales of available-for-sale
securities	10,399
Net cash provided by investing activities	10,318
Cash Flows From Financing Activities:
Purchase of treasury stock	(158)
Proceeds from issuance of common stock and warrants	22,584
Stock issuance costs	(1,891)
Proceeds (repayment) from borrowings under line of credit	5,405
Principal payments on long-term debt	(10)
Net cash provided by financing activities	25,930
Effect of exchange rate changes on cash	(36)
Increase in cash and cash equivalents	2,902
Cash and cash equivalents, beginning of period	10,955

Cash and cash equivalents, end of period	$13,857

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: March 22, 2012	By: /s/ Andrew Marsh
Andrew Marsh Chief Executive Officer.